Exhibit 99.1

Media Contacts	Investor Contact
Anita Liskey, 312 466 4613	John Peschier, 312 930 8491
William Parke, 312 930 3467	CME-E
news@cmegroup.com
http://cmegroup.mediaroom.com/

FOR IMMEDIATELY RELEASE

CME Group Inc. Reports Strong Second-Quarter Revenues and Net Income

•	GAAP second-quarter earnings per share increased three percent to $3.67

•	Pro forma non-GAAP second-quarter earnings per share increased 12 percent to $3.93

CHICAGO, July 22, 2008 – CME Group Inc. (NASDAQ: CME) today reported total revenues increased 71 percent to $563 million and net income increased 60 percent to $201 million for second-quarter 2008 compared with second-quarter 2007. Diluted earnings per share rose 3 percent to $3.67. The 2008 GAAP results reflect the operations of both Chicago Mercantile Exchange (CME) and Board of Trade of the City of Chicago (CBOT) and include: $6.7 million of CBOT merger-related operating expenses consisting of restructuring charges, integration and legal costs, and the acceleration of depreciation related to CBOT data centers; $13.2 million of costs related primarily to changes in the fair value of the company’s FX hedge associated with its investment in BM&F BOVESPA SA; and a $3.6 million increase to non-operating expenses associated with the guarantee for holders of the Chicago Board Options Exchange (CBOE) exercise right privilege (ERP). The GAAP results for 2007 reflect the operations of CME only.

Pro forma non-GAAP diluted earnings per share in the second quarter were $3.93, a 12 percent increase versus second-quarter 2007. Pro forma results for second-quarter 2008 exclude the items listed above related to the CBOT merger, BM&F BOVESPA SA and the CBOE ERP guarantee. Pro forma non-GAAP revenues increased 10 percent to $563 million and net income increased 11 percent to $215 million for second-quarter 2008 compared with second-quarter 2007. The pro forma comparative results for 2007 reflect the operating results of both CME and CBOT as if they were combined. Pro forma measures do not replace and are not a substitute for GAAP financial results. They are provided to improve overall understanding of current financial performance and to provide a meaningful comparison with prior periods. A full reconciliation of these pro forma results is included in the attached tables.

“CME Group’s product diversity helps customers mitigate risks across a wide array of asset classes, which is especially important in a challenging economy,” said CME Group Executive Chairman Terry Duffy. “We have seen record quarterly volumes in our foreign exchange and commodities product lines, and view current market conditions for interest rates

All references to volume and rate per contract information in the text of this document exclude our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products, CME Group Auction Markets products, which were available to trade prior to July 2007, and Swapstream products.

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as a cyclical slowdown rather than a long-term issue. We have a number of new interest rate and treasury products in the pipeline – including cleared swaps and inter-commodity spreads – and continue to innovate within all our product lines as we extend distribution and enhance speed and functionality. We also continue to expand globally, and are on schedule to launch order routing from CME Group to BM&FBOVESPA, the largest exchange in Latin America, in September.”

“The increased revenues and earnings posted by CME Group reflect the strength and stability of our business model and the continued success of our global growth plan,” said CME Chief Executive Officer Craig Donohue. “We serve our expanding base of customers through the growth of new products that build on our core business and also through multiple non-core initiatives that strengthen our position in the exchange space. Going forward, for example, our proposed NYMEX transaction will enable us to diversify into energy and metals markets as well as expand into over-the-counter markets. In addition to new trading opportunities, our customers will benefit from the potential for significant cost savings and streamlined operations. We are confident in the value this transaction represents for shareholders of both companies and in the opportunity it provides for capitalizing on the global growth trend in derivatives.”

CME Group Inc. Second-Quarter 2008 Results

Financial Highlights:

GAAP

($s in millions, except per share)	Q2 FY08	Q2 FY07	Y/Y	YTD FY08	YTD FY07	Y/Y
Revenues	$563	$329	71%	$1,188	$661	80%
Expenses	$220	$137	61%	$446	$268	66%
Operating Income	$343	$192	79%	$742	$393	89%
Operating Margin %	61.0%	58.4%		62.5%	59.4%
Net Income	$201	$126	60%	$485	$256	89%
Diluted EPS	$3.67	$3.57	3%	$8.91	$7.26	23%

Pro Forma Non-GAAP

($s in millions, except per share)	Q2 FY08	Q2 FY07	Y/Y	YTD FY08	YTD FY07	Y/Y
Revenues	$563	$510	10%	$1,188	$1,008	18%
Expenses	$213	$211	1%	$427	$420	2%
Operating Income	$350	$299	17%	$761	$588	30%
Operating Margin %	62.2%	58.7%		64.1%	58.3%
Net Income	$215	$194	11%	$508	$379	34%
Diluted EPS	$3.93	$3.52	12%	$9.34	$6.89	36%

NOTE: See the CME Group Inc. Reconciliation of Pro Forma Non-GAAP to GAAP Measures for detail related to the adjustments made to reach the pro forma results. The first quarter 2008 pro forma results are shown as excluding the impact of the company’s FX hedge related to the BM&F BOVESPA SA investment.

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Pro Forma Non-GAAP Second-Quarter 2008 Financial Results

Second-quarter 2008 volume averaged 11.1 million contracts per day, up 7 percent versus the same period in 2007. This volume growth resulted in $458 million in clearing and transaction fee revenue, an increase of 9 percent from $422 million in second-quarter 2007. The average rate per contract was $0.648 for the quarter, up one percent compared with the average rate per contract of $0.639 in second-quarter 2007.

CME Group processing services revenue for the combined company increased 32 percent to $19 million for second-quarter 2008 from $14 million for second-quarter 2007. NYMEX volume on CME Globex has increased every quarter since the NYMEX products began trading on CME Globex in June 2006. Additionally, second-quarter 2008 quotation data fees were up 23 percent to $60 million, in part due to the addition of Credit Market Analysis Limited (CMA) revenue.

Total pro forma operating expenses increased one percent to $213 million compared with the same period last year. In addition, second-quarter pro forma operating expenses were down slightly from the first quarter of this year despite the addition of expense related to CMA.

Second-quarter operating income on a pro forma basis was $350 million, an increase of 17 percent from $299 million for the year-ago period. The company’s operating margin was 62 percent compared with 59 percent for the same period last year. Operating margin is defined as operating income as a percentage of total revenues.

Company Guidance

CME Group currently expects full-year 2008 pro forma operating expense to be closer to the bottom end of the previously stated guidance range of $855 to $870 million, excluding NYMEX.

CME Group will hold a conference call to discuss first-quarter results at 8:30 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

CME Group (http://www.cmegroup.com/) is the world’s largest and most diverse derivatives exchange. Formed by the 2007 merger of Chicago Mercantile Exchange Holdings Inc. (CME) and CBOT Holdings, Inc. (CBOT), CME Group serves the risk management needs of customers around the globe. As an international marketplace, CME Group brings buyers and sellers together on the CME Globex electronic trading platform and on its trading floors. CME Group offers the widest range of benchmark products available across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, agricultural commodities, and alternative investment products such as weather and real estate. CME Group is traded on the New York Stock Exchange and NASDAQ under the symbol “CME”.

The Globe logo, CME, Chicago Mercantile Exchange, CME Group, Globex and E-mini, are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of the Board of Trade of the City of Chicago, Inc. TRAKRS and Total Return Asset Contracts are trademarks of Merrill Lynch & Co., Inc. These trademarks are used herein under license. All other trademarks are the property of their respective owners. Further information about CME Group and its products can be found at http://www.cmegroup.com/.

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Statements in this news release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: our ability to obtain the required approvals and to satisfy the closing conditions for our proposed merger with NYMEX Holdings, Inc. and our ability to realize the benefits and control the costs of the proposed transaction; our ability to successfully integrate the businesses of CME Holdings and CBOT Holdings, including the fact that such integration may be more difficult, time consuming or costly than expected and revenues following the merger may be lower than expected; increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to continue to generate revenues from our processing services; our ability to maintain existing customers and attract new ones; our ability to expand and offer our products in foreign jurisdictions; changes in domestic and foreign regulations; changes in government policy, including policies relating to common or directed clearing or as a result of a combination with the Securities and Exchange Commission and the Commodity Futures Trading Commission; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by decreased demand or the growth of electronic trading; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and commodities markets; economic, political, geopolitical and market conditions; natural disasters and other catastrophes, our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax on futures and options on futures transactions; and the seasonality of the futures business. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q, which is available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands)

	June 30, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$1,067,644	$845,312
Collateral from securities lending	—	2,862,026
Marketable securities, including pledged securities	138,484	203,308
Accounts receivable, net of allowance	237,346	187,487
Other current assets	85,858	55,900
Cash performance bonds and security deposits	971,560	833,022

Total current assets	2,500,892	4,987,055
Property, net of accumulated depreciation and amortization	389,828	377,452
Intangible assets - trading products	7,987,000	7,987,000
Intangible assets - other, net of accumulated amortization	1,804,467	1,796,789
Goodwill	5,108,034	5,049,211
Other assets	772,411	108,690

Total Assets	$18,562,632	$20,306,197

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$63,198	$58,965
Payable under securities lending agreements	—	2,862,026
Short-term debt	164,938	164,435
Other current liabilities	147,074	157,615
Cash performance bonds and security deposits	971,560	833,022

Total current liabilities	1,346,770	4,076,063
Deferred tax liabilities	3,809,926	3,848,240
Other liabilities	77,567	76,257

Total Liabilities	5,234,263	8,000,560
Shareholders’ equity	13,328,369	12,305,637

Total Liabilities and Shareholders’ Equity	$18,562,632	$20,306,197

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues
Clearing and transaction fees	$458,492	$252,722	$983,559	$510,963
Quotation data fees	59,872	24,326	116,637	49,342
Processing services	18,552	37,560	36,034	72,319
Access and communication fees	10,761	7,712	21,300	15,375
Other	15,511	6,689	30,768	13,341

Total Revenues	563,188	329,009	1,188,298	661,340

Expenses
Compensation and benefits	73,588	56,729	146,877	113,129
Communications	12,850	8,850	27,622	17,929
Technology support services	18,118	8,645	35,112	17,537
Professional fees and outside services	16,074	12,110	30,825	21,282
Amortization of purchased intangibles	17,901	322	34,111	628
Depreciation and amortization	34,467	20,106	68,782	39,789
Occupancy and building operations	17,211	9,361	33,944	18,188
Licensing and other fee agreements	12,049	6,794	25,539	13,829
Restructuring	236	—	2,016	—
Other	17,234	13,848	41,349	26,178

Total Expenses	219,728	136,765	446,177	268,489

Operating Income	343,460	192,244	742,121	392,851

Non-Operating Income and Expense
Investment income	12,049	19,395	23,423	36,700
Gains (losses) on derivative investments	(13,065)	—	(15,262)	—
Securities lending interest income	—	35,520	23,644	68,410
Securities lending interest expense	—	(34,331)	(18,219)	(66,756)
Interest expense	(1,240)	(24)	(3,344)	(24)
Guarantee of exercise right privileges	(3,624)	—	4,773	—
Equity in losses of unconsolidated subsidiaries	(3,941)	(3,371)	(7,870)	(6,391)
Other non-operating expense	(75)	—	(8,465)	—

Total Non-Operating	(9,896)	17,189	(1,320)	31,939

Income Before Income Taxes	333,564	209,433	740,801	424,790

Income tax provision	(132,382)	(83,558)	(256,071)	(168,887)

Net Income	$201,182	$125,875	$484,730	$255,903

Earnings per Common Share:
Basic	$3.69	$3.61	$8.96	$7.34
Diluted	$3.67	$3.57	$8.91	$7.26

Weighted Average Number of Common Shares:
Basic	54,500	34,882	54,125	34,867
Diluted	54,752	35,242	54,390	35,236

CME Group Inc. and Subsidiaries

Pro Forma Non-GAAP Consolidated Statements of Income

(in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues
Clearing and transaction fees	$458,492	$422,276	$983,559	$832,170
Quotation data fees	59,872	48,502	116,637	98,600
Processing services	18,552	14,100	36,034	27,063
Access and communication fees	10,761	9,334	21,300	18,634
Other	15,511	15,761	30,768	31,778

Total Revenues	563,188	509,973	1,188,298	1,008,245

Expenses
Compensation and benefits	73,588	76,319	146,877	154,415
Communications	12,850	12,512	27,622	25,458
Technology support services	18,118	16,340	35,112	33,137
Professional fees and outside services	14,266	12,592	26,573	23,361
Amortization of purchased intangibles	17,901	17,114	34,111	34,239
Depreciation and amortization	30,296	31,957	60,611	63,100
Occupancy and building operations	17,211	14,162	33,944	28,182
Licensing and other fee agreements	12,049	10,030	25,539	20,433
Other	16,719	19,641	36,573	38,191

Total Expenses	212,998	210,667	426,962	420,516

Operating Income	350,190	299,306	761,336	587,729

Non-Operating Income and Expense
Investment income	12,115	26,397	23,489	50,079
Gains (losses) on derivative investments	—	—	—	—
Securities lending interest income	—	35,520	23,644	68,410
Securities lending interest expense	—	(34,331)	(18,219)	(66,756)
Interest expense	(1,240)	(46)	(3,344)	(261)
Equity in losses of unconsolidated subsidiaries	(3,941)	(3,638)	(7,870)	(7,077)

Total Non-Operating	6,934	23,902	17,700	44,395

Income Before Income Taxes	357,124	323,208	779,036	632,124

Income tax provision	(141,733)	(129,283)	(271,238)	(252,849)

Net Income	$215,391	$193,925	$507,798	$379,275

Earnings per Diluted Common Share	$3.93	$3.52	$9.34	$6.89

Weighted Average Number of Diluted Common Shares*	54,752	55,088	54,390	55,078

Note: Pro Forma Non-GAAP results exclude merger-related costs. The pro forma results for 2007 reflect both the operating results for CME and CBOT as if they were combined. See CME Group Inc. Reconciliation of GAAP to Pro Forma Non-GAAP Measures for detail on the adjustments made to reach the pro forma results. The first quarter 2008 pro forma results are shown as excluding the impact of the company’s FX hedge related to the BM&F BOVESPA SA investment.

*	Weighted average number of diluted common shares includes CBOT sharecount for the entire period reported.

CME Group Inc. and Subsidiaries

Reconciliation of GAAP to Pro Forma Non-GAAP Measures

(in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
GAAP Results
Revenues	$563,188	$329,009	$1,188,298	$661,340
Expenses	219,728	136,765	446,177	268,489

Operating income	343,460	192,244	742,121	392,851

Non-operating income and expense	(9,896)	17,189	(1,320)	31,939

Income before income taxes	333,564	209,433	740,801	424,790
Income tax provision	(132,382)	(83,558)	(256,071)	(168,887)

Net Income	$201,182	$125,875	$484,730	$255,903

Pro Forma Adjustments
Revenues:
CBOT pre-merger revenue	$—	$204,424	$—	$392,161
Common clearing service elimination (1)	—	(23,460)	—	(45,256)

Total Pro Forma Revenue Adjustment	—	180,964	—	346,905

Expenses:
CBOT pre-merger expense	—	109,830	—	208,049
Common clearing service elimination (1)	—	(23,460)	—	(45,256)
Amortization of intangibles (2)	—	16,357	—	32,714
Other (3)	(6,730)	(28,825)	(19,215)	(43,480)

Total Pro Forma Expense Adjustment	(6,730)	73,902	(19,215)	152,027

Adjustment to operating income	6,730	107,062	19,215	194,878

Non-operating income and expense:
CBOT pre-merger non-operating income	—	6,713	—	12,456
ERP guarantee (4)	3,624	—	(4,773)	—
BM&F (5)	13,206	—	23,793	—

Total Pro Forma Non-Operating Income and Expense Adjustment	16,830	6,713	19,020	12,456

Adjustment to income before income taxes	23,560	113,775	38,235	207,334
Adjustment to income tax provision	(9,351)	(45,725)	(15,167)	(83,962)

Adjustment to net income	$14,209	$68,050	$23,068	$123,372

Pro Forma Non-GAAP Results
Revenues	$563,188	$509,973	$1,188,298	$1,008,245
Expenses	212,998	210,667	426,962	420,516

Operating income	350,910	299,306	761,336	587,729

Non-operating income and expense	6,934	23,902	17,700	44,395

Income before income taxes	357,124	323,208	779,036	632,124
Income tax provision(6)	(141,733)	(129,283)	(271,238)	(252,849)

Net Income	$215,391	$193,925	$507,798	$379,275

Notes:

(1)	Eliminate clearing services provided to CBOT prior to the merger.
(2)	Add amortization of intangible assets recorded in purchase of CBOT.
(3)	Reverse effect of restructuring, accelerated depreciation, integration and legal expenses related to the merger with CBOT. Also removes CBOT merger-related transaction costs that were expensed and transaction costs related to the acquisition of Credit Market Analysis Limited (CMA).
(4)	Reverse impact of exercise right guarantee associated with CBOT merger.
(5)	Transaction costs related to investment in BM&F BOVESPA SA including costs related to changes in the fair value of the company’s FX hedge associated that investment.
(6)	First-quarter 2008 includes tax benefit of $38.6 million due to a change in Illinois state tax treatment for apportionment of revenues sourced within the state.

CME Group Inc.

Quarterly Operating Statistics

(Pro forma for periods prior to 4Q 2007)

	2Q 2007	3Q 2007	4Q 2007	1Q 2008	2Q 2008
Trading Days	64	63	64	61	64

Average Daily Volume (ADV) (in thousands, average daily volumes combined for entire period)

Product Line	2Q 2007	3Q 2007	4Q 2007	1Q 2008	2Q 2008
Interest rates	6,670	8,060	6,290	8,251	6,467
Equity E-mini	2,127	3,057	2,817	3,628	2,833
Equity standard-size	180	202	166	201	161
Foreign exchange	527	635	561	640	665
Commodities & alternative investments	818	716	740	949	933

Total	10,322	12,670	10,574	13,669	11,060

Venue
Open outcry	2,297	2,652	1,876	2,336	1,836
Electronic (excluding TRAKRS)	7,838	9,806	8,528	11,097	9,054
Privately negotiated	188	212	169	236	170

Total	10,322	12,670	10,574	13,669	11,060

Average Rate Per Contract (RPC) (in thousands, rate per contract generated from combined average daily volumes for entire period)

Product Line	2Q 2007	3Q 2007	4Q 2007	1Q 2008	2Q 2008
Interest rates	$0.516	$0.519	$0.530	$0.505	$0.522
Equity E-mini	0.700	0.673	0.687	0.684	0.668
Equity standard-size	1.334	1.451	1.427	1.506	1.453
Foreign exchange	1.090	0.951	0.985	0.927	0.907
Commodities & alternative investments	1.034	1.032	1.074	1.119	1.134

Average RPC (excluding TRAKRS)	$0.639	$0.622	$0.648	$0.630	$0.648

Venue
Open outcry	$0.492	$0.473	$0.517	$0.553	$0.572
Electronic (excluding TRAKRS)	0.626	0.613	0.629	0.609	0.629
Privately negotiated	2.948	2.878	3.057	2.345	2.427

Note: All volume and rate per contract data prior to 4Q 2007 is based upon pro forma results. All data excludes our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products. Additionally, all data excludes Swapstream products and CME Group Auction Markets products while the CME Group Auction Market products were available prior to July 2007.